Exhibit 99.2

TAMARAC, INC.

Unaudited Condensed Consolidated Financial Statements

As of March 31, 2012 and December 31, 2011 and for the Three Month Periods Ended March 31, 2012 and 2011

TAMARAC, INC.

Contents

Unaudited Condensed Consolidated Financial Statements As of March 31, 2012 and December 31, 2011 and for the Three Month Periods Ended March 31, 2012 and 2011

Consolidated Balance Sheets	3 - 4

Consolidated Statements of Operations	5

Consolidated Statements of Cash Flows	6

Notes to Consolidated Financial Statements	7 - 14

TAMARAC, INC.

Unaudited Condensed Consolidated Balance Sheets

	March 31, 2012	December 31, 2011
Assets

Current Assets
Cash and cash equivalents	$2,197,624	$2,597,492
Accounts receivable	197,089	211,628
Prepaid expenses and other current assets	437,204	180,649

Total Current Assets	2,831,917	2,989,769

Property and equipment, net	264,444	268,726
Internal-use software, net	1,956,929	1,711,354
Long-term deposits and advances	192,037	—

Total Assets	$5,245,326	$4,969,849

See accompanying notes to unaudited condensed consolidated financial statements.

TAMARAC, INC.

Unaudited Condensed Consolidated Balance Sheets

	March 31, 2012	December 31, 2011
Liabilities, Redeemable Preferred Stock, and Stockholders’ Deficit

Current Liabilities
Accounts payable	$436,757	$167,966
Accrued expenses	1,405,846	1,220,351
Deferred revenue	4,422,336	3,889,360

Total Current Liabilities	6,264,938	5,277,677

Long-term deferred revenue	8,264	19,867
Warrant liability	720,808	719,125
Long-term debt	1,880,556	1,876,389

Total Liabilities	8,874,566	7,893,058

Commitments (Note 6)

Redeemable Preferred Stock
Series A convertible preferred stock, $.001 par value, authorized 17,500,000 shares; 9,711,175 shares issued and outstanding at March 31, 2012 and December 31, 2011 (aggregate liquidation preference $9,225,616)	8,764,739	8,764,739
Series B convertible preferred stock, $.001 par value, authorized 5,000,000 shares; 3,465,344 shares issued and outstanding at March 31, 2012 and December 31, 2011 (aggregate liquidation preference $3,499,997)	3,499,997	3,499,997
Series C convertible preferred stock, $.001 par value, authorized 3,500,000 shares; 1,625,111 shares issued and outstanding at March 31, 2012 and December 31, 2011 (aggregate liquidation preference $1,641,362)	1,620,013	1,620,013
Series C-1 convertible preferred stock, $.001 par value, authorized 2,000,000 shares; 1,892,326 and 1,738,695 shares issued and outstanding at March 31, 2012 and December 31, 2011 (aggregate liquidation preference $3,387,264 and $3,112,264, respectively)	3,308,408	3,033,410

Total Redeemable Preferred Stock	17,193,156	16,918,158

Stockholders’ Deficit
Common stock, $.001 par value, authorized 56,000,000 shares; 2,131,547 and 1,879,904 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	2,132	1,880
Additional paid-in capital	243,437	236,551
Accumulated deficit	(21,067,964)	(20,079,798)

Total Stockholders’ Deficit	(20,822,395)	(19,841,367)

Total Liabilities, Redeemable Preferred Stock and Stockholders’ Deficit	$5,245,326	$4,969,849

See accompanying notes to unaudited condensed consolidated financial statements.

TAMARAC, INC.

Unaudited Condensed Consolidated Statements of Operations

Three months ended March 31,	2012	2011
Revenues	$3,182,073	$1,983,097
Cost of revenue	1,556,592	914,397

Gross profit	1,625,481	1,068,701

Operating Expenses
Sales and marketing	729,586	694,772
Research and development	552,329	650,953
General and administrative	1,280,031	608,581

Total Operating Expenses	2,561,945	1,954,306

Loss from Operations	(936,465)	(885,605)

Other Income (Expense), net
Interest income	996	995
Change in fair value of warrant liability	(1,683)	(229,943)
Interest expense	(51,016)	(51,016)

Net Loss	$(988,168)	$(1,165,569)

See accompanying notes to unaudited condensed consolidated financial statements.

TAMARAC, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

Three months ended March 31,	2012	2011
Operating Activities
Net loss	$(988,168)	$(1,165,569)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	7,137	5,289
Amortization of debt discount	4,167	4,167
Depreciation and amortization	229,425	136,518
Noncash warrant liability expense	1,683	229,943
Changes in operating assets and liabilities:
Accounts receivable	14,539	497,691
Prepaid expenses, deposits, and other current assets	(256,555)	(59,185)
Accounts payable	268,791	46,505
Deferred revenue	521,373	(171,128)
Accrued expenses	185,495	(403,658)

Net Cash Used in Operating Activities	(12,114)	(879,428)

Investing Activities
Capital expenditures for internal-use software	(438,728)	(167,474)
Collection of notes receivable	—	145,300
Long-term security deposits	(192,037)	—
Capital expenditures for property and equipment	(31,989)	(77,951)

Net Cash Used in Investing Activities	(662,753)	(100,125)

Financing Activities
Proceeds from issuance of preferred stock	275,000	—

Net Cash Provided by Financing Activities	275,000	—

Net Decrease in Cash and Cash Equivalents	(399,867)	(979,552)

Cash and Cash Equivalents, beginning of period	2,597,492	1,851,983

Cash and Cash Equivalents, end of period	$2,197,624	$872,431

See accompanying notes to unaudited condensed consolidated financial statements.

TAMARAC, INC.

Notes to Unaudited Condensed Consolidated Financial Statements

1. Nature of Business and Significant Accounting Policies

Nature of Business

Tamarac, Inc. (“the Company”) was incorporated in 2000, and is headquartered in Seattle, Washington. The Company provides investment portfolio management technology that enables investment managers to provide customized, tax-efficient, individual account management to a multitude of clients. The Company’s technology assists investment management firms in managing clients through automation of investment management, modeling, tax-efficiency, trading, and compliance functions of their business. The Company also provides outsourced portfolio accounting services, customer relationship management (“CRM”), and proprietary performance reporting software that enables investment advisors to generate customizable reports on daily portfolio performance.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Tamarac Advisor Services, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements as of March 31, 2012 and for the three months ended March 31, 2012 and 2011 have not been audited by an independent registered public accounting firm. These unaudited condensed consolidated financial statements reflect all normal recurring adjustments which are, in the opinion of management, necessary to present fairly the Company’s financial position as of March 31, 2012 and its results of operations and cash flows for the periods presented herein. The unaudited condensed consolidated balance sheets do not include all disclosures, including notes required by accounting principles generally accepted in the United States of America (“U.S. GAAP”). The results of operations for the periods presented are not necessarily indicative of the operating results to be expected for other interim periods or for the full fiscal year.

The unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in Exhibit 99.1.

The preparation of these unaudited condensed consolidated financial statements requires management to make estimates and assumptions that affect the amounts reported in these unaudited condensed consolidated financial statements and accompanying notes. Significant estimates in these unaudited condensed consolidated financial statements include estimating uncollectible receivables, costs capitalized for internally developed software, valuations and assumptions used for impairment testing of long-lived assets, fair value of stock and stock options issued, realization of deferred tax assets and valuation. Actual results could differ materially from those estimates under different assumptions or conditions.

TAMARAC, INC.

Notes to Unaudited Condensed Consolidated Financial Statements

Revenue Recognition

The Company generates revenue from (1) subscriptions fees from customers accessing its online software hosted by the Company (“online subscription fees”), (2) implementation and consulting services (“services”), and (3) bundled online subscription fees and services.

Effective January 1, 2011, the Company adopted Accounting Standards Update 2009-13 (“ASU 2009-13”), Revenue Arrangements with Multiple Deliverables, on a prospective basis. ASU 2009-13 requires an entity to allocate arrangement consideration at the inception of an arrangement to all of its deliverables based on their relative selling prices. The new accounting pronouncement requires an entity to allocate revenue in an arrangement using the estimated selling price (“ESP”) of deliverables if it does not have vendor-specific objective evidence (“VSOE”) or third-party evidence (“TPE”) of selling price. The adoption of ASU 2009-13 did not have a material impact on the Company’s consolidated financial statements.

VSOE is the price charged when the same or similar product or service is sold separately. Many of the Company’s contracts renew automatically at the same rate as the original contract. The Company defines VSOE as the renewal rates of the standalone transactions.

TPE is determined based on the prices charged by the Company’s competitors for a similar deliverable when sold separately. However, due to the difficulty in obtaining sufficient information on competitor pricing and differences in the Company’s product offerings when compared with those of the Company’s peers, the Company generally is unable to reliably determine TPE.

ESP is the Company’s best estimate of the selling price of an element in a transaction involving multiple deliverables. If the Company is unable to establish selling price using either VSOE or TPE, the Company uses ESP in the allocation of arrangement consideration. The objective of ESP is to determine the price at which the Company would transact business if the product or service were sold on a standalone basis. The Company determines ESP based on revenue price drivers applied within a narrow range. ESP for services is established using standard hourly rates for services performed.

For multiple element arrangements, the consideration allocated to online subscription fees is recognized on a straight line basis over the initial contract period, which typically ranges from one to five years and commences with the completed implementation date for the related product. The Company generally recognizes revenue for consideration allocated to implementation and consulting services in a multiple element arrangement as services are performed because these services have standalone value separate from the online subscription fees.

Single element arrangements typically consist of renewals for online subscription fees or consulting services. Under these single element arrangements, revenue from subscription fees is recognized over the related renewal period and revenue from consulting services is recognized as services are performed.

The Company recognizes revenue when all of the following criteria are met:

•	Persuasive evidence of an arrangement exists

•	Delivery has occurred

•	The fee is fixed and determinable; and

•	Collectability is reasonably assured.

TAMARAC, INC.

Notes to Unaudited Condensed Consolidated Financial Statements

Deferred revenue consists of subscription fee payments received in advance from customers.

There was no material change to the pattern or timing of revenue recognition for either online subscription fees or services as a result of adopting ASU 2009-13.

Liquidity and Acquisition

On May 1, 2012, Envestnet Inc. (“Envestnet”) completed the merger of the Company (the “Merger”) pursuant to a merger agreement (the “Agreement”) dated February 16, 2012. As a result of the Merger, the Company will continue as a wholly owned subsidiary of Envestnet. Under the terms of the Agreement, all outstanding shares of the Company were purchased for approximately $54 million in cash, subject to certain post-closing adjustments.

2. Property and Equipment, net

Property and equipment consist of the following:

	March 31, 2012	December 31, 2011
Computer equipment	$444,514	$427,035
Furniture and other equipment	252,695	240,508
Software	62,777	60,454

	759,986	727,997
Less: accumulated depreciation and amortization	(495,542)	(459,271)

	$264,444	$268,726

Depreciation expense for property and equipment totaled $36,270 and $36,692 for the three-month periods ended March 31, 2012 and 2011, respectively.

3. Internal-Use Software

Internal use software consists of the following:

	March 31, 2012	December 31, 2011
Internal-use software	$2,847,147	$2,408,418
Less: accumulated depreciation and amortization	(890,218)	(697,064)

	$1,956,929	$1,711,354

Amortization expense for internal-use software totaled $193,154 and $99,826 for the three-month periods ended March 31, 2012 and 2011, respectively.

TAMARAC, INC.

Notes to Unaudited Condensed Consolidated Financial Statements

4. Long-Term Debt

In April and May 2008, the Company entered into loan agreements for a total of $1,500,000 in notes payable. The notes bear interest at 10.00% per annum and are secured by substantially all assets of the Company. The notes are payable in interest with only monthly payments until the due date, at which time the principal amount and any accrued interest are due in full. On April 1, 2011 the Company entered into an Amended Secured Promissory Note Agreement that extended the due date of these notes payable to May 31, 2014.

In May 2010, the Company entered into further loan agreements with for notes payable with a face value of $400,000. The notes bear interest at 10.00% per annum and are secured by substantially all assets of the Company. The notes are payable in interest with only monthly payments until May 2013, at which time the principal amount and any accrued interest are due in full. The Company issued warrants to purchase 99,008 shares of its Series C convertible preferred stock as additional consideration for the loan agreement. Upon issuance of the notes, the fair value of the warrants was determined to be $50,000 which was recognized as a discount on the notes.

As of March 31, 2012 and December 31, 2011, the face amount of the notes outstanding was $1,900,000. The notes are presented on the balance sheets net of unamortized discounts of $19,444 and $23,611 as of March 31, 2012 and December 31, 2011, respectively.

5. Income Taxes

The Company is liable for taxes in the United States. For the three-month periods ended March 31, 2012 and 2011, the Company did not have any income for income tax purposes and, therefore, no tax liability or expense has been recorded in these financial statements. For the three-month periods ended March 31, 2012 and 2011, the primary difference between the federal rate and statutory rate relates to the change in valuation allowance on the deferred tax assets.

The Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 740 requires that the tax benefit of net operating losses, temporary differences and credit carry forwards be recorded as an asset to the extent that management assesses that realization is “more likely than not.” Realization of the future tax benefits is dependent on the Company’s ability to generate sufficient taxable income within the carry forward period. The Company has a substantial deferred tax asset resulting primarily from net operating loss carryforwards. Because of the Company’s recent history of operating losses, management believes that recognition of the deferred tax assets is currently not likely to be realized and, accordingly, has provided a valuation allowance against its deferred tax assets as of both March 31, 2012 and December 31, 2011.

The Company follows the provisions of ASC 740, Accounting for Income Taxes, with respect to uncertain tax positions. The guidance specifies how tax benefits for uncertain tax positions are to be recognized, measured, and recorded in financial statements; requires certain disclosures of uncertain tax matters; specifies how reserves for uncertain tax position should be classified on the statement of financial position, and provides transition and interim period guidance, among other provisions. Interest and penalties related to any tax contingencies would be included in income tax expense. The Company has no uncertain tax positions at March 31, 2012 or December 31, 2011.

TAMARAC, INC.

Notes to Unaudited Condensed Consolidated Financial Statements

6. Commitments

The Company entered into an operating lease agreement for office space that serves as the current headquarters of the Company with an original term of August 1, 2006 through November 30, 2011. During 2011, the Company extended the lease through May 31, 2012. On July 1, 2011, the Company entered into an operating lease agreement for office space in Raleigh, North Carolina. It serves as an auxiliary customer service office.

Rent expense was $63,470 and $38,655 for the three-month periods ended March 31, 2012 and 2011, respectively.

The following is a schedule of future minimum rental payments due under non-cancelable leases with initial or remaining terms in excess of one year:

2012 (April 1, 2012 through December 31, 2012)	$354,122
2013	421,410
2014	529,116
2015	634,678
2016	783,425
Thereafter	5,143,842

$7,866,592

The schedule above includes amounts related to the Company’s new lease for its headquarters in Seattle, Washington, which was executed on February 16, 2012 and has a term of June 1, 2012 through May 31, 2023.

7. Fair Value Measurements

U.S. GAAP have established a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to observable inputs (level 3 measurements). The three levels of the fair value hierarchy are described below:

Basis of Fair Value Measurement

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not considered to be active or financial instruments for which all significant inputs are observable, either directly or indirectly;

Level 3: Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

The only financial instrument the Company had outstanding were warrant liabilities, which are discussed in further detail in Note 8. The warrants are carried at fair value and are classified as Level 3 fair value measurements due to the use of significant inputs. There are no financial instruments for which Level 1 or Level 2 fair value measurements were applied.

TAMARAC, INC.

Notes to Unaudited Condensed Consolidated Financial Statements

8. Preferred Stock, Stock Options and Warrants

Preferred Stock

In January 2012, the Company sold 153,631 shares of its Series C-1 Preferred Stock for total proceeds of $275,000.

2000 Plan

The Company has a 2000 Stock Plan to compensate employees and non-employees for services rendered and has reserved 1,475,000 shares of common stock for option grants or stock purchase rights under this plan. In general, options are granted with exercise prices equal to the estimated fair value of the underlying common stock on the grant date and expire ten years from the date of grant.

As of March 31, 2012, there were 9,991 options outstanding and exercisable under the 2000 Stock Plan with a weighted-average exercise price of $0.39 and a weighted average remaining contractual term of 0.18 years.

No options were granted under this plan during the three-month periods ended March 31, 2012 or 2011.

2007 Plan

The Company has a 2007 Stock Plan to compensate employees and non-employees for services rendered and had reserved 2,000,000 shares of common stock for option grants or stock purchase rights under this plan. In general, options are granted with exercise prices equal to the estimated fair value of the underlying common stock on the grant date and expire ten years from the date of grant. Exercise prices for stock options granted under this plan are equal to the fair value of the underlying common stock at the date of grant.

No options were granted or exercised during the three-month periods ended March 31, 2012 or 2011. As of March 31, 2012, there were 1,559,054 options outstanding with a weighted average exercise price of $0.23 and a weighted average remaining contractual term of 5.16 years. As of March 31, 2012, there were 1,191,603 options exercisable, with a weighted average exercise price of $0.18 and a weighted average remaining contractual term of 5.37 years. All options outstanding at March 31, 2012 are expected to vest in full.

Of the 1,559,054 options outstanding, 762,218 options vest based on a formula that is based on certain revenue thresholds being achieved and are eligible to vest over a 4 year period. The Company recognizes an expense at the time vesting is probable. The remaining 796,836 options vest over a 4 year service period. All options have a 10 year contractual term. The only exceptions are 200,000 options granted in 2011, which have a 4 year contractual term. In connection with the Merger, all outstanding options became fully vested and exercisable as of the closing of the Merger on May 1, 2012.

TAMARAC, INC.

Notes to Unaudited Condensed Consolidated Financial Statements

For the three-month periods ended March 31, 2012 and 2011, compensation cost charged to operations for stock option grants was $7,137 and $5,289, respectively. As of March 31, 2012, there was $57,063 total unrecognized compensation cost related to non-vested stock options.

Warrants

In 2010, the Company issued warrants to purchase up to 99,008 shares of Series C in conjunction with the May 2010 loan and security agreements described in Note 3. The exercise price of the warrants is $1.01 per share and they are exercisable through May 12, 2020.

The Company also has warrants outstanding allowing the holders to purchase up to 374,999 shares of Series B. The exercise price of these warrants is $1.01 per share and they are exercisable through May 12, 2018.

Prior to January 1, 2011, the Company accounted for the warrants as a component of stockholders’ equity (deficit). In 2011, the Company concluded that the warrants should have been classified as liabilities, with changes in their fair value being recorded in the statement of operations, because the underlying preferred stock contains contingent redemption features that are outside of the Company’s control. Therefore, the Company reclassified the warrants from stockholders’ equity to warrant liabilities as of January 1, 2011. A total expense of $229,943 was recorded during the three months ended March 31, 2011, included in other income (expense), of which $181,167 was attributable to the change in the fair value of the warrant liabilities for the year ended December 31, 2010. This amount was not considered to be material. The Company determined the fair value of the preferred stock warrants using the Black-Scholes valuation model.

The fair value of the Company’s preferred stock warrants measured on a recurring basis is as follows:

December 31, 2011	Total	Level 1	Level 2	Level 3
Liabilities:
Warrant liabilities	$719,125	$—	$—	$719,125

March 31, 2012
Liabilities:
Warrant liabilities	$720,808	$—	$—	$720,808

The following tables set forth a summary of the changes in the fair value of the Company’s Level 3 financial liabilities for the three months ended March 31, 2012 and 2011:

Fair value – December 31, 2010	$—
Change in fair value of Level 3 liabilities	229,943

Fair value – March 31, 2011	$229,943

Fair value – December 31, 2011	$719,125
Change in fair value of Level 3 liabilities	1,683

Fair value – March 31, 2012	$720,808

TAMARAC, INC.

Notes to Unaudited Condensed Consolidated Financial Statements

The following assumptions were used to estimate the fair value of the warrants:

	March 31, 2012	December 31, 2011
Risk-free interest rate	1.46%	1.46%
Volatility	39.40%	39.40%
Expected term (in years)	7.17	7.42
Dividend Rate	—	—

9. Related Party Transactions

During the three-month period ended March 31, 2012, the Company paid consulting fees of $2,500 each, for $5,000 in total, to two Board members.

10. Concentrations

As of December 31, 2011, the Company had outstanding balances from three customers that were individually more than 10% of total accounts receivable. These amounts represented 28%, 19%, and 17% of total accounts receivable as of December 31, 2011. As of March 31, 2012, the Company had an outstanding balance from one customer that individually was more than 10% of total accounts receivable. This amount represented 17% of total accounts receivable. The Company did not recognize revenue from any customer that accounted for more than 10% of total revenue in the three months ended March 31, 2012 or 2011.

11. Subsequent Events

Under ASC 855, the Company performed an analysis of subsequent events through July 12, 2012, when the financial statements were available to be issued.